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                                   Exhibit 21




                       SUBSIDIARIES OF TRC COMPANIES, INC.


Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive and minor subsidiaries are excluded.

                                                                           Percent of
                                                                           Voting Stock
Name of Subsidiary and Jurisdiction in which Incorporated or Organized  Owned by Registrant
----------------------------------------------------------------------  -------------------

TRC Alton Geoscience, Inc. (incorporated in California)                         100%

TRC Environmental Corporation (incorporated in Connecticut)                     100%

TRC Environmental Solutions, Inc. (incorporated in California)                  100%

TRC Mariah Associates, Inc. (incorporated in Wyoming)                           100%

TRC Engineers, Inc. (incorporated in New Jersey)                                100%

TRC Garrow Associates, Inc. (incorporated in Georgia)                           100%

TRC Vectre Corporation (incorporated in New Jersey)                             100%

Hunter Associates, Inc. (incorporated in Nevada)                                100%

Lowney Associates (incorporated in California)                                  100%

Omni Environmental Corporation (incorporated in New Jersey)                     100%

Imbsen & Associates, Inc. (incorporated in California)                          100%

Engineering Automation Systems, Inc. (incorporated in California)               100%

Metuchen Realty Acquisition, LLC  (formed in New Jersey)                         50%

Co-Energy Group, LLC (formed in Nevada)                                          50%

eNERGYSOLVE, LLC (formed in New Jersey)                                          60%